1 First Quarter 2023 Shareholder Letter Walnut Creek, CA

“We are proud to report first quarter 2023 Total revenue and Shack-level operating profitability ahead of our expectations as our team continues to execute on our 2023 Strategic Priorities. We grew Total revenue 25% year-over-year to $253m, generated 10.3% same-Shack sales growth and achieved $73k in Average weekly sales. We also opened 13 Shacks - six Company-operated and seven operated by our licensed partners. We have grown to 456 Shake Shacks in operation worldwide today, 17% more than last year, as we lay a strong foundation for our future growth and scale.” said Chief Executive Officer, Randy Garutti. “We are pleased with our team’s solid execution on our 2023 Strategic Priorities, which drove strong results this quarter, including expanding Shack-level operating profit margin by 310 bps year-over-year to 18.3% and growing Adjusted EBITDA by more than 160% year-over-year. We continue to focus on key initiatives to further improve our Shack-level profitability and gain greater efficiency while still taking a disciplined approach to investments and supporting our Team Members as we ensure the long-term sustainable growth of the company,” said Chief Financial Officer, Katie Fogertey. Q 1 2 0 2 3 H I G H L I G H T S System-wide Sales $394.7m 27.5% growth year-over-year. Same-Shack Sales (SSS) Growth +10.3% Led by higher menu price and double-digit in-Shack traffic growth. Shack-level Operating Profit Margin1 18.3% 310 bps2 higher versus last year as we executed against our 2023 Strategic Priorities. 2 B U S I N E S S O V E R V I E W 1. Shack-level operating profit, Shack-level operating profit margin, Adjusted EBITDA and Adjusted pro forma net income (loss) are non-GAAP measures. Reconciliations to the most directly comparable financial measures presented in accordance with GAAP are set forth in the financial details section of this Shareholder Letter. 2. First quarter 2022 Shack-level operating profit includes the $1.3m gift card breakage income cumulative catch-up and the benefit from the cumulative catch-up resulted in a 50 bps increase to first quarter 2022 Shack-level operating profit margin. FIRST QUARTER 2023 HIGHLIGHTS: • Total revenue grew 24.5% year-over-year to $253.3m. • Shack sales grew 24.1% year-over-year to $244.3m. • Licensing revenue grew 36.7% year-over-year to $9.0m. • System-wide sales grew 27.5% year-over-year to $394.7m. • Average weekly sales (AWS) grew 7.4% year-over-year to $73k. • Same-Shack sales (SSS) grew 10.3% year-over-year. • Operating loss of $3.2m. • Shack-level operating profit margin1 of 18.3% of Shack sales. • Net loss of $1.6m. • Adjusted EBITDA1 of $27.6m, up 163.9% year-over-year. • Net loss attributable to Shake Shack Inc. of $1.5m, or a loss of $0.04 per share. • Adjusted pro forma net loss1 of $0.3m, or a loss of $0.01 per fully exchanged and diluted share. • Opened 6 new domestic Company-operated Shacks, including 1 drive-thru. Opened 7 new licensed Shacks, including locations in Mexico and China.

$68K $76K $73K $76K $73K 1Q22 2Q22 3Q22 4Q22 1Q23 $203M $231M $228M $239M $253M 1Q22 2Q22 3Q22 4Q22 1Q23 382 395 402 436 449 1Q22 2Q22 3Q22 4Q22 1Q23 $310M $352M $353M $364M $395M 1Q22 2Q22 3Q22 4Q22 1Q23 1. First quarter 2022 Shack-level operating profit includes the $1.3m gift card breakage income cumulative catch-up and the benefit from the cumulative catch-up resulted in a 50 bps increase to first quarter 2022 Shack-level operating profit margin. Additionally, second quarter 2022 Shack-level operating profit margin of 19.0% included a ~40 bps benefit from leadership retreat sponsorship credits. 2. We have reclassified certain marketing expenses from Other operating expenses to G&A expenses for the thirteen weeks ended March 29, 2023. The prior periods have been updated to conform with the current year presentation. The reclassification does not have a material impact on our results. 3. Shack-level operating profit, Shack-level operating profit margin, and Adjusted EBITDA are non-GAAP measures. Reconciliations to the most directly comparable financial measures presented in accordance with GAAP are set forth in the financial details section of this Shareholder Letter. The Company revised its definition of Adjusted EBITDA to exclude deferred lease costs and executive transition costs as adjustments to the measure. Previously reported periods have been revised to conform to the current period presentation. Total Revenue Adjusted EBITDA3 Average Weekly Sales (AWS) System-wide Shack Count System-wide Sales Q 1 2 0 2 3 H I G H L I G H T S P R O G R E S S A G A I N S T O U R 2 0 2 3 S T R A T E G I C P R I O R I T I E S 3 Total revenue grew 24.5% year-over-year. System-wide sales grew 27.5% year-over-year. AWS grew 7.4% year-over-year. System-wide unit count grew 17.5% year-over-year, with vs 1Q22: • 35 additional domestic Company-operated Shacks. • 32 additional licensed Shacks, net of closures. $10M $23M $20M $20M $28M 1Q22 2Q22 3Q22 4Q22 1Q23 Adjusted EBITDA grew 163.9% year-over-year to10.9% of Total revenue vs 5.1% of Total revenue in 1Q22. $30M $42M $36M $44M $45M 15.2% 19.0% 16.4% 19.0% 18.3% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% 18.0% 20.0% $10.0 $15.0 $20.0 $25.0 $30.0 $35.0 $40.0 $45.0 $50.0 1Q22 2Q22 3Q22 4Q22 1Q23 Shack-level Operating Profit1,2,3 % label indicates Shack-level operating profit margin1,2,3 Shack-level operating profit grew 49.0% year-over-year.

4 TO O U R S H A R E H O L D E R S Our first quarter results showed strong execution against our 2023 Strategic Priorities, as we grew Adjusted EBITDA by more than 160% year-over-year, increased traffic by mid-single digits year-over-year, opened great Shacks, and expanded Shack-level operating profit margin by 310 bps1 year-over-year to 18.3%. We are focused on the right areas to ensure near-term improvement and long-term success of our business. Our five 2023 Strategic Priorities are as follows, with details on the next page. • Recruit, reward and retain a winning team to staff and support our Shacks and Home Office. • Focus on the guest experience, with crave-able offerings through operational, digital and culinary excellence. • Targeted development strategy, with a balance across formats to allow us to maximize our potential in each market. • Improve Shack-level operating profit margins back to 20%-plus. • Invest with discipline for strong returns, across development, digital and G&A. This quarter, we again showed solid improvement on Shack-level profitability, while optimizing many recently opened Shacks and continuing to navigate the large impacts from ongoing macro and inflationary pressures. We designed our strategy to improve our profitability and returns, while still providing us the opportunity to make large investments in our teams and build the bench of our future leaders for all the Shacks to come. It was also a busy quarter for new openings, as we opened 13 Shacks: 6 domestic Company-operated and 7 with our licensed partners. We target new Shack cash-on-cash returns of at least 30%.2 With our Strategic Plan’s specific focus on improving our Shack-level profitability and lowering our net investment costs for new Shacks, we have line of sight to further improve our returns in the coming years. Bottomline, we are excited about the future of our business. While macro uncertainties and inflationary pressures remain, we believe we have the right plan in place to build on our long-term growth opportunity. In FY2023, we expect to grow Total revenue by 18% – 23% year-over-year to $1.06b – $1.11b, expand Shack- level operating profit margins to 19% – 20%, grow Adjusted EBITDA by at least 50% year-over-year to $110m – $125m, and open ~70 – 75 new Shacks, ~40 domestic Company-operated and 30 – 35 licensed. May 4, 2023 1. First quarter 2022 Shack-level operating profit includes the $1.3m gift card breakage income cumulative catch-up and the benefit from the cumulative catch-up resulted in a 50 bps increase to first quarter 2022 Shack-level operating profit margin. 2. Shack cash-on-cash returns are measured by the Shack-level operating profit in a Shack’s third full year after opening, divided by the initial build costs, net of tenant improvements (received and expected) and excluding pre- opening costs. Walnut Creek, CA

2023 STRATEGIC PRIORITIES › PROGRESS

Recruit, Reward & Retain a Winning Team

We prioritize our people, with continued investments in recruitment and retention to optimize our business.

- Improved application flow, turnover and retention.
- Raised pay for hourly & management teams.
- Added investments in training and recruiting.
- Expanded operating hours with added staff.

Focus on the Guest Experience

Create crave-able experiences through operational, digital and culinary excellence.

- Drove strong guest reception with our premium White Truffle Menu.
- Launched plant-based Veggie Shack & Non-Dairy Shake in May, both of which performed well in test.
- Utilized digital daypart promos to drive mid-day traffic, incremental visits and attach rates.

Targeted Development Strategy

A balanced portfolio of formats, including drive-thrus, allows us to maximize our potential in each market.

- Opened 6 domestic Company-operated Shacks and 7 licensed Shacks in the first quarter.
- Opened our first Shack in Thailand in fiscal April, marking the first new country opening since 2019.
- Expect to open ~40 Company-operated Shacks and 30-35 licensed Shacks in 2023.

Improve Shack-level Operating Profit Margins

We are improving Shack profitability by driving sales, optimizing labor, improving off-premise profitability, tactical menu pricing and supply chain initiatives.

- Expanded Shack-level operating profit margin by +310 bps[1] year-over-year in the first quarter.
- Grew sales 24% year-over-year, led by strong performance in our own higher margin channels.
- Reduced costs with new to-go packaging standards.
- Installed kiosks in 90 more Shacks since 1Q22.

Invest with Discipline for Strong Returns

We focus our development, digital and other investments on growth opportunities with strong return potential.

- Recent class cash-on-cash returns[2] are tracking >30%.
- Focused on long-term strategies to reduce build costs and standardize construction standards.
- Targeting leveraging G&A in FY2023.
- Guided FY2023 Adjusted EBITDA to grow at least 50% year-over-year to $110m - $125m.

1. First quarter 2022 Shack-level operating profit includes the $1.3m gift card breakage income cumulative catch-up and the benefit from the cumulative catch-up resulted in a 50 bps increase to first quarter 2022 Shack-level operating profit margin.
2. Shack cash-on-cash returns are measured by the Shack-level operating profit in a Shack's third full year after opening, divided by the initial build costs, net of tenant improvements (received and expected) and excluding pre-opening costs. Recent class returns refers to classes of 2020 - 2022 that come into their third year of measurement in 2023 - 2025.

5

AVERAGE WEEKLY SALES

First quarter AWS was $73k, up 7.4% year-over-year. January AWS grew 14% year-over-year as we lapped the heavy impact Omicron had on our business. In the quarter, we benefited from our menu price increase and strong traffic growth led by in-Shack. We have also seen strong new Shack opening (NSO) trends, with recent openings spanning a variety of formats and regions, and initial sales exceeding our expectations.

April AWS of $77k improved from March levels. We further improved AWS in April despite facing some shifts in the Spring Break calendar. We had a lower year-on-year benefit from price in April versus 1Q2023, as we lapped our March 2022 3.5% menu price and additional 5% third party delivery premium increases. April SSS grew approximately 4% year-over-year, and we continued to drive sales into our own channels.

DROVE STRONGER AWS WITH HIGHER MENU PRICE AND IN-SHACK TRAFFIC


Q1 2023 AWS $73K
$74K
$71K
$68K
$76K
$73K
$76K
$72K
$71K
$76K
$77K
Total YoY Shack Sales Growth
38%
44%
31%
23%
17%
17%
34%
25%
17%
17%
Fourth Quarter 2021¹
Full Year 2021²
First Quarter 2022³
Second Quarter 2022
Third Quarter 2022
Fourth Quarter 2022
Fiscal January 2023
Fiscal February 2023
Fiscal March 2023
Fiscal April 2023


SHAKE SHACK
ORDER
Victoria Gardens, CA

1. Fourth Quarter 2021 total year-over-year Shack sales increase excludes the impact of the 53rd fiscal accounting week in 2020 and compares the thirteen weeks from September 30, 2021 through December 29, 2021 to the thirteen weeks from September 24, 2020 through December 23, 2020.
2. Full Year 2021 total year-over-year Shack sales increase excludes the impact of the 53rd fiscal accounting week in 2020 and compares the fifty-two weeks from December 31, 2020 through December 29, 2021 to the fifty-two weeks from December 26, 2019 through December 23, 2020.
3. Average weekly sales (AWS) is a key metric. First quarter 2022 AWS excludes the $1.3m cumulative catch-up of gift card breakage income.

6

SAME-SHACK SALES (SSS)

WE GREW 1Q23 SSS[1,2] % WITH 4.8% TRAFFIC AND 5.5% PRICE/MIX



First Quarter 2022
Second Quarter 2022
Third Quarter 2022
Fourth Quarter 2022
First Quarter 2023
Total SSS %
Traffic %
Price/Mix %
12%
10%
(1%)
10%
8%
2%
6%
3%
3%
6%
5%
(1%)
10%
6%
5%

Same-Shack sales grew 10.3% in the first quarter versus 2022, led by higher menu price and strong in-Shack performance.

- **Traffic grew 4.8%** with positive traffic growth each month of the quarter. Our traffic trends improved in all regions versus the prior quarter, as we drove sales in our own higher margin channels and execute against our 2023 Strategic Priorities.
- **Price/Mix grew 5.5%** supported by a blended high single-digit menu price, offset by modest mix pressures as more guests return to pre-COVID behaviors, including channel shift into in-Shack and smaller group sizes.

Our focus on premium culinary innovation at an accessible price is paying off. In the quarter, we drove strong engagement with our Premium White Truffle LTO. Although inflation has pushed us to take more price than we had at this time last year, we remain focused on providing high value offerings to our guests. This includes meals made-to-order from high quality ingredients and innovative culinary offerings to raise the bar on traditional fast food. We have items currently in test, plus initiatives such as recurring promotions for digital orders during lower volume dayparts.

WE GREW SSS[1,2] % IN ALL REGIONS VERSUS PRIOR YEAR



First Quarter 2022
Second Quarter 2022
Third Quarter 2022
Fourth Quarter 2022
First Quarter 2023
27%
10%
9%
8%
3%
15%
13%
11%
10%
5%
NYC (incl. Manhattan)
Northeast
South
Midwest
West

1. Same-Shack sales, or "SSS", and same-Shack sales growth are key metrics. First quarter 2022 excludes the $1.3m cumulative catch-up adjustment for gift card breakage income, recognized in Shack sales in 1Q22.
2. As a reminder, SSS excludes the impact of closures that are two consecutive days or more, but one day closures and the impact of operating with fewer hours are not excluded.

7

LICENSED BUSINESS GROWTH

We grew our Licensing revenue by 36.7% year-over-year to $9.0m. We grew Licensing sales[1] by 33% to $150.5m, as we executed well across our regions, in particular domestic airports, and opened 34 new licensed Shacks since 1Q2022 (11 of which were in China). FX was a modest headwind to our sales in the quarter.

In the first quarter, we opened seven new Shacks with our licensed partners, and four more in fiscal April, including the first Shack in Thailand - our first new country launch since 2019. We now have 193 licensed Shacks, up 20% vs prior year. With solid demand from our current partners to expand their unit count, we now expect our partners to open 30 to 35 new licensed Shacks in 2023 and have a robust pipeline for future growth. We also recently announced new partnership agreements in Canada and Israel and note strong interest from potential future partners to bring Shake Shack to other places in the world.

WE GREW LICENSING SALES 33% VS LAST YEAR

	First Quarter 2022	Second Quarter 2022	Third Quarter 2022	Fourth Quarter 2022	First Quarter 2023
Licensing Sales	$112.8M	$128.6M	$133.7M	$134.1M	$150.5M
YoY Licensing Sales Growth	45%	28%	20%	13%	33%
NSOs	6	8	6	13	7



SHAKE SHACK
centralwOrld, Bangkok, Thailand Market Launch
ATLANTIS PARADISE ISLAND BAHAMAS 2023
MALAYSIA
CANADA 2024
ISRAEL

Fiscal January 2023

MixC, Wuhan, China

Bagdat Street, Istanbul, Turkey

Newark Liberty International Airport, NJ, USA

Al Nasser Sports Club, Ardiya, Kuwait

Fiscal February 2023

Oxford Street, London, United Kingdom

The Landmark, Guadalajara, Mexico

Fiscal March 2023

Clifton Springs Travel Plaza, NY, USA

Fiscal April 2023

centralwOrld, Bangkok, Thailand

Centum City, Busan, Korea

MixC, Fuzhou, China

Aranya, Qinhuangdao, China

1. Licensing sales is an operating measure and consists of sales from domestic licensed Shacks and international licensed Shacks. The Company does not recognize the sales from licensed Shacks as revenue. Of these amounts, revenue is limited to licensing revenue based on a percentage of sales from domestic and international licensed Shacks, as well as certain up-front fees, such as territory fees and opening fees.

8

9 S H A C K - L E V E L O P E R A T I N G P R O F I T Recovering our profitability in our Shacks is a key pillar of our 2023 Strategic Priorities, and we showed strong progress against this goal in the first quarter. First quarter Shack-level operating profit1,2 grew 49.0% year-over-year to $45m and Shack-level operating profit margin reached 18.3% of Shack sales, 310 bps ahead of last year. Execution against our Strategic Priorities — including driving sales in our own channels and optimizing our labor and expense management — helped drive margin expansion in what has historically been our lowest margin quarter of the year (excl. COVID disruptions in 2020), despite pressures from the large number of recent openings and persistent inflation. We expect mid to high single-digit blended food and paper inflation and continued investments in our teams in FY2023. The components of our Shack-level costs in the first quarter (covered in more detail in the following pages) are as follows: • Food and paper costs were 29.4% of Shack sales. • Labor and related expenses were 30.4% of Shack sales. • Other operating expenses were 14.3% of Shack sales. • Occupancy and related expenses were 7.6% of Shack sales. 1. Shack-level operating profit and Shack-level operating profit margin are non-GAAP measures. A reconciliation to the most directly comparable financial measure presented in accordance with GAAP is set forth in the financial details section of this Shareholder Letter. First quarter 2022 Shack-level operating profit includes the $1.3m gift card breakage income cumulative catch-up and the benefit from the cumulative catch-up resulted in a 50 bps increase to first quarter 2022 Shack-level operating profit margin. Additionally, second quarter 2022 Shack-level operating profit margin of 19.0% included a ~40 bps benefit from leadership retreat sponsorship credits. 2. We have reclassified certain marketing expenses from Other operating expenses to G&A expenses for the thirteen weeks ended March 29, 2023. The prior periods have been updated to conform with the current year presentation. The reclassification does not have a material impact on our results. $30M $42M $36M $44M $45M 1Q22 2Q22 3Q22 4Q22 1Q23 Shack-level Operating Profit1,2 ($) 15.2% 19.0% 16.4% 19.0% 18.3% 1Q22 2Q22 3Q22 4Q22 1Q23 Shack-level Operating Profit Margin1,2 (%) Shack-level operating profit grew 49.0% year-over-year.

SHACK-LEVEL OPERATING PROFIT FOOD & PAPER COSTS

Food and paper costs were 29.4% of Shack sales in the first quarter, down 100 bps year-over-year. Food and paper costs rose high single-digits year-over-year against high single-digit year-over-year menu price. Beef prices rose low single-digits quarter-over-quarter and decreased high single-digits year-over-year. We faced sequential and annual increases in dairy, fry and bun costs.

Despite sales shifting into in-Shack channels with lower packaging usage in the quarter, our paper and packaging costs still rose by high single-digit percent year-over-year due to broad based inflationary pressures in the industry.

COGS as a % of Shack Sales


30.4%
29.6%
30.9%
29.5%
29.4%
1Q22
2Q22[1]
3Q22
4Q22
1Q23

We plan for further inflationary pressures in the second quarter, and the rest of the year. While our beef costs were favorable in 1Q23, we expect our 2Q23 beef costs to rise by low double-digit percent year-over-year and remain elevated for the rest of the year. Beyond beef, we expect broad inflationary pressures to persist throughout the year, including our fry costs rising by nearly 25% in 2Q23 versus last year and to increase approximately 20% for the full year vs FY2022.

Considering persistent inflationary pressures, we will selectively increase menu prices by ~2% late in 2Q23 to help preserve profitability and guide 19% to 20% FY2023 Shack-level operating profit margin.

Food and Paper Inflationary Pressures

Commodities	Basket Range	1Q23 YoY Actual Inflation	2Q23 YoY Inflation Outlook*	FY2023 YoY Inflation Outlook*
Beef	~ 25% to 30%[3]	- HSD %	+ LDD %	+ MSD % to +HSD %
Total Food[2]	~ 90%[4]	+ MSD %	+ HSD % to + LDD %	+ MSD to +HSD %
Paper and Packaging	~ 10%[5]	+ HSD %	+ MSD %	+ LSD %
Blended Food & Paper	**100%**	**+ HSD %**	**+ HSD % to +LDD%**	**+MSD % to +HSD %**

*Our basket can change due to product and sales channel mix. Additionally, we do not contract many components of our basket, and those that we do have different contracted periods throughout the year. We are providing our current expectations for our basket; however, the blended weight and the individual components are subject to change for a variety of reasons.


Walnut Creek, CA

1. Second quarter 2022 food and paper costs as a % of Shack sales included a ~40 bps benefit from credits related to our leadership retreat.
2. Total Food includes food and beverage.
3. Beef basket range calculated as a % of Total Food.
4. Total Food basket range calculated as a % of Total Blended Food & Paper.
5. Paper & Packaging basket range calculated as a % of Total Blended Food & Paper.

10

SHACK-LEVEL OPERATING PROFIT LABOR, OTHER OPEX & OCCUPANCY

Labor and related expenses ("Labor") were 30.4% of Shack sales in the first quarter, down 30 bps versus last year. We expect wage inflation to rise by mid single-digits in 2023 as we make continued investments in our team members. During the first quarter, both our management and hourly turnover rates improved versus 2022. Additionally, we saw an increase in applications per Shack in the quarter.

Labor as a % of Shack Sales



30.7%
29.5%
29.4%
28.9%
30.4%
1Q22
2Q22
3Q22
4Q22
1Q23

Other Opex as a % of Shack Sales[1]



15.3%
14.4%
15.3%
14.6%
14.3%
1Q22
2Q22
3Q22
4Q22
1Q23

Other operating expenses ("Other opex") were 14.3% of Shack sales in the first quarter, down 100 bps year-over-year. Other opex benefited from sales leverage, a lower mix of delivery sales, and lower marketing expenses. We continue to see higher utilities expenses year-over-year but remain focused on managing controllable expenses in the Shacks.

Occupancy and related expenses ("Occupancy") were 7.6% of Shack sales in the first quarter, down 70 bps year-over-year. Occupancy and related expenses benefited from stronger sales.

Occupancy as a % of Shack Sales



8.3%
7.5%
7.9%
7.9%
7.6%
1Q22
2Q22
3Q22
4Q22
1Q23



1. We have reclassified certain marketing expenses from Other operating expenses to G&A expenses for the thirteen weeks ended March 29, 2023. The prior periods have been updated to conform with the current year presentation. The reclassification does not have a material impact on our results.

11

ADDITIONAL EXPENSES & ADJUSTED EBITDA

G&A Expenses[1,2]


$31M
$25M
excl. legal expense
$29M
$29M
excl. legal expense
$27M
$32M
$31M
$30M
excl. legal & prof. fees
1Q22
2Q22
3Q22
4Q22
1Q23

1. FY22 G&A excludes $6.7m of legal expense in FY22; including the legal expense FY22 G&A expense was $120.0m. 1Q23 G&A excludes $1.6m of legal expense and professional fees.

First quarter General and administrative ("G&A") expenses were $31.3m, or $29.7m excluding $1.6m related to legal settlements and professional fees. G&A increased year-over-year primarily to support our teams and the 35 domestic Company-operated Shack openings since the first quarter 2022.

Depreciation and amortization expense increased to $21.3m as we opened more Shacks. Our D&A increases as we put development and other IT assets into service.

Pre-opening costs of $3.6m were up 31.2% year-over-year to support the ~16 openings expected in the first half of 2023.

Depreciation and Amortization Expense


$17M
$18M
$19M
$19M
$21M
1Q22
2Q22
3Q22
4Q22
1Q23

Pre-opening Costs


$3M
$3M
$3M
$6M
$4M
1Q22
2Q22
3Q22
4Q22
1Q23

Adjusted EBITDA grew 163.9% year-over-year to $27.6m, or 10.9% of Total revenue. EBITDA adjustments for 1Q23 totaled $6.6m, consisting of (i) equity-based compensation of $3.8m, (ii) legal settlements of $1.0m, (iii) impairments & disposals of $0.7m, (iv) professional fees of $0.6m, and (v) amortization of software implementation costs of $0.4m. We are no longer adjusting for deferred lease costs and have adjusted prior periods accordingly.

Adjusted EBITDA[3]


$10M
$23M
$20M
$20M
$28M
1Q22
2Q22
3Q22
4Q22
1Q23


Always hand breaded.
PIRRUNG
1

2. We have reclassified certain marketing expenses from Other operating expenses to G&A expenses for the thirteen weeks ended March 29, 2023. The prior periods have been updated to conform with the current year presentation. The reclassification does not have a material impact on our results.
3. Adjusted EBITDA is a non-GAAP measure. A reconciliation to the most directly comparable financial measures presented in accordance with GAAP are set forth in the financial details section of this Shareholder Letter. The Company revised its definition of Adjusted EBITDA to exclude deferred lease costs and executive transition costs as adjustments to the measure. Previously reported periods have been revised to conform to the current period presentation.

12

FINANCIAL OUTLOOK

Fiscal second quarter and fiscal year 2023 guidance is derived from preliminary, unaudited results, based on information currently available to the Company, including an assumption of a degree of pressure on the consumer spending landscape and ongoing inflationary headwinds and does not reflect any additional unknown development delays. While the Company believes these estimates are meaningful, they could differ from the actual results that the Company ultimately reports in its Quarterly Report on Form 10-Q for the fiscal quarter ending June 28, 2023 and its Annual Report on Form10-K for the fiscal year ending December 27, 2023.

Q2 2023 Guidance

Domestic Company-operated openings	Approximately 10
Licensed openings	Approximately 10
Total revenue	$269.5m - $274.8m
Licensing revenue	$9.5m - $9.8m
Same-Shack sales versus 2022	+ LSD% to MSD%
Shack-level operating profit margin	Approximately 20%

FY 2023 Guidance

Domestic Company-operated openings	Approximately 40
Licensed openings	30 - 35
Total revenue	$1.06b - $1.11b
Licensing revenue	$39m - $41m
Same-Shack sales versus 2022	+ LSD% to MSD%
Shack-level operating profit margin	19% - 20%
General and administrative expenses	$125m - $130m[1,2]
Equity-based compensation	Approximately $17m
Depreciation and amortization expense	$88m - $93m
Pre-opening costs	$17m - $19m
Adjusted EBITDA[3]	$110m - $125m
Adjusted Pro Forma Tax Rate	16% - 18%

1. G&A includes approximately $15.5m of the approximately $17m total Equity-based compensation.
2. G&A guidance excludes $1.6m of Q1 legal and professional fees. Including these expenses, G&A guidance would be $126.6m to $131.6m.
3. Adjusted EBITDA is a non-GAAP measure. A reconciliation to the most directly comparable financial measures presented in accordance with GAAP are set forth in the financial details section of this Shareholder Letter. The Company is not able to reconcile the guided non-GAAP estimates to the most directly comparable GAAP financial measure without unreasonable effort because it is unable to predict, forecast or determine the probable significance of various reconciling items with a reasonable degree of accuracy. Accordingly, the most directly comparable guided GAAP estimates are not provided. The Company revised its definition of Adjusted EBITDA to exclude deferred lease costs and executive transition costs as adjustments to the measure. Previously reported periods have been revised to conform to the current period presentation.

These forward-looking projections are subject to known and unknown risks, uncertainties and other important factors that may cause actual results to be materially different from these projections. Factors that may cause such differences include those discussed in the Company's Form 10-K for the fiscal year ended December 28, 2022, and our Cautionary Note On Forward-Looking Statements herein.

These forward-looking projections should be reviewed in conjunction with the consolidated financial statements and the section titled "Cautionary Note Regarding Forward-Looking Statements", within the Company's Form 10-K, which form the basis of our assumptions used to prepare these forward-looking projections. You should not attribute undue certainty to these projections, and we undertake no obligation to revise or update any forward-looking information, except as required by law.

13

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Financial Details & Definitions

C A U T I O N A RY N O T E O N F O R WA R D - L O O K I N G S TAT E M E N T S 16 This presentation contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA"), which are subject to known and unknown risks, uncertainties and other important factors that may cause actual results to be materially different from the statements made herein. All statements other than statements of historical fact included in this presentation are forward-looking statements, including, but not limited to, the Company's strategic initiatives, expected financial results and operating performance for fiscal 2023, expected development targets, including expected Shack construction and openings, expected same-Shack sales growth, average weekly sales and trends in the Company’s operations, the expansion of the Company’s delivery services, the Company's kiosk, digital, drive-thru and multiple format investments and strategies, full year and Q2 2023 guidance, and statements relating to the impact of COVID-19. Forward-looking statements discuss the Company’s current expectations and projections relating to its financial position, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "aim," "anticipate," "believe," "estimate," "expect," "forecast," "future," "intend," "outlook," "potential," "preliminary," "project," "projection," "plan," "seek," "may," "could," "would," "will," "should," "can," "can have," "likely," the negatives thereof and other similar expressions. All forward- looking statements are expressly qualified in their entirety by these cautionary statements. Some of the factors which could cause results to differ materially from the Company’s expectations include the continuing impact of the COVID-19 pandemic, including the potential impact of any COVID-19 variants, the Company's ability to develop and open new Shacks on a timely basis, increased costs or shortages or interruptions in the supply and delivery of the Company's products, increased labor costs or shortages, inflationary pressures, the Company's management of its digital capabilities and expansion into new channels including drive-thru, the Company's ability to maintain and grow sales at its existing Shacks, and risks relating to the restaurant industry generally. You should evaluate all forward-looking statements made in this presentation in the context of the risks and uncertainties disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2022 as filed with the Securities and Exchange Commission ("SEC"). All of the Company's SEC filings are available online at www.sec.gov, www.shakeshack.com or upon request from Shake Shack Inc. The forward-looking statements included in this presentation are made only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

D E F I N I T I O N S 17 The following definitions, and definitions on the subsequent pages, apply to terms as used in this shareholder letter: "Shack sales" is defined as the aggregate sales of food, beverages, gift card breakage income, and Shake Shack branded merchandise at domestic Company-operated Shacks and excludes sales from licensed Shacks. “System-wide sales” is an operating measure and consists of sales from the Company's domestic Company-operated Shacks, domestic licensed Shacks and international licensed Shacks. The Company does not recognize the sales from licensed Shacks as revenue. Of these amounts, revenue is limited to licensing revenue based on a percentage of sales from domestic and international licensed Shacks, as well as certain up-front fees, such as territory fees and opening fees. "Same-Shack sales" or “SSS” represents Shack sales for the comparable Shack base, which is defined as the number of domestic Company-operated Shacks open for 24 full fiscal months or longer. For consecutive days that Shacks were temporarily closed, the comparative period was also adjusted. "Average weekly sales" or “AWS” is calculated by dividing total Shack sales by the number of operating weeks for all Shacks in operation during the period. For Shacks that are not open for the entire period, fractional adjustments are made to the number of operating weeks open such that it corresponds to the period of associated sales. “Adjusted pro forma net income," a non-GAAP measure, represents Net income (loss) attributable to Shake Shack Inc. assuming the full exchange of all outstanding SSE Holdings, LLC membership interests ("LLC Interests") for shares of Class A common stock, adjusted for certain non-recurring and other items that the Company does not believe directly reflect its core operations and may not be indicative of the Company’s recurring business operations. “EBITDA,” a non-GAAP measure, is defined as Net income (loss) before interest expense (net of interest income), Income tax expense (benefit), and Depreciation and amortization expense. “Adjusted EBITDA,” a non-GAAP measure, is defined as EBITDA (as defined above), excluding equity-based compensation expense, Impairment and loss on disposal of assets, amortization of cloud-based software implementation costs, as well as certain non-recurring items that the Company does not believe directly reflect its core operations and may not be indicative of the Company's recurring business operations. “Adjusted EBITDA margin,” a non-GAAP measure, is defined as Net income (loss) before interest expense (net of interest income), Income tax expense (benefit) and Depreciation and amortization expense, which also excludes equity-based compensation expense, Impairment and loss on disposal of assets, amortization of cloud-based software implementation costs, as well as certain non-recurring items that the Company does not believe directly reflect its core operations and may not be indicative of the Company's recurring business operations, as a percentage of Total revenue. “Shack-level operating profit,” a non-GAAP measure, is defined as Shack sales less Shack-level operating expenses, including Food and paper costs, Labor and related expenses, Other operating expenses and Occupancy and related expenses. "Shack-level operating profit margin," a non-GAAP measure, is defined as Shack sales less Shack-level operating expenses, including Food and paper costs, Labor and related expenses, Other operating expenses and Occupancy and related expenses as a percentage of Shack sales.

DEVELOPMENT HIGHLIGHTS

	Fiscal Quarter Ended	
	March 29, 2023	March 30, 2022
Shacks in the comparable base	186	164
Shack counts (at end of period):		
System-wide total	449	382
Domestic Company-operated	260	225
Licensed total	189	157
Domestic Licensed	35	27
International Licensed	154	130

Development Highlights

During the first quarter of 2023, we opened six new domestic Company-operated Shacks and seven new licensed Shacks. Below are Shacks opened during the first quarter of 2023.

Location	Type	Opening Date
Wuhan, China — MixC	International Licensed	12/30/2022
Istanbul, Turkey — Bagdat Street	International Licensed	1/3/2023
Newark, NJ — Newark Liberty International Airport	Domestic Licensed	1/12/2023
Ardiya, Kuwait — Al Naser Sport Club	International Licensed	1/12/2023
London, United Kingdom — Oxford Street	International Licensed	1/27/2023
Columbus, OH — Dublin	Domestic Company-operated	2/6/2023
Guadalajara, Mexico — The Landmark	International Licensed	2/9/2023
Brooklyn, NY — Bed-Stuy	Domestic Company-operated	2/10/2023
South Windsor, CT — Evergreen Walk	Domestic Company-operated	2/16/2023
Walnut Creek, CA — Walnut Creek	Domestic Company-operated	3/5/2023
Rancho Cucamonga, CA — Victoria Gardens	Domestic Company-operated	3/13/2023
Emeryville, CA — Bay Street	Domestic Company-operated	3/16/2023
Clifton Springs, NY — Clifton Springs Travel Plaza	Domestic Licensed	3/28/2023

18

B A L A N C E S H E E T S ( U N A U D I T E D ) 19 March 29, December 28, 2023 2022 ASSETS Current assets: Cash and cash equivalents 293,430$ 230,521$ Marketable securities - 80,707 Accounts receivable, net 14,175 13,877 Inventories 4,394 4,184 Prepaid expenses and other current assets 18,075 14,699 Total current assets 330,074 343,988 Property and equipment, net of accumulated depreciation of $310,939 and $290,362 respectively 479,617 467,031 Operating lease assets 379,475 367,488 Deferred income taxes, net 301,538 300,538 Other assets 16,211 15,817 TOTAL ASSETS 1,506,915$ 1,494,862$ LIABILITIES AND STOCKHOLDERS' EQUITY Current liabilities: Accounts payable 16,002$ 20,407$ Accrued expenses 45,677 47,945 Accrued wages and related liabilities 18,678 17,576 Operating lease liabilities, current 44,578 42,238 Other current liabilities 18,117 19,552 Total current liabilities 143,052 147,718 Long-term debt 244,851 244,589 Long-term operating lease liabilities 441,554 427,227 Liabilities under tax receivable agreement, net of current portion 235,361 234,893 Other long-term liabilities 22,192 20,687 Total liabilities 1,087,010 1,075,114 Commitments and contingencies Stockholders' equity: Preferred stock, no par value—10,000,000 shares authorized; none issued and outstanding as of March 29, 2023 and December 28, 2022. - - Class A common stock, $0.001 par value—200,000,000 shares authorized; 39,404,905 and 39,284,998 shares issued and outstanding as of March 29, 2023 and December 28, 2022, respectively. 39 39 Class B common stock, $0.001 par value—35,000,000 shares authorized; 2,844,513 and 2,869,513 shares issued and outstanding as of March 29, 2023 and December 28, 2022, respectively. 3 3 Additional paid-in capital 417,451 415,611 Accumulated deficit (22,071) (20,537) Accumulated other comprehensive loss (4) - Total stockholders' equity attributable to Shake Shack, Inc. 395,418 395,116 Non-controlling interests 24,487 24,632 Total equity 419,905 419,748 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY 1,506,915$ 1,494,862$ (in thousands, except share and per share amounts)

STATEMENTS OF LOSS (UNAUDITED)

(in thousands, except per share amounts)	Fiscal Quarter Ended March 29, 2023		March 30, 2022	
Shack sales	$ 244,254	96.4%	$ 196,791	96.8%
Licensing revenue	9,024	3.6%	6,600	3.2%
TOTAL REVENUE	253,278	100.0%	203,391	100.0%
Shack-level operating expenses(1):				
Food and paper costs	71,772	29.4%	59,884	30.4%
Labor and related expenses	74,264	30.4%	60,465	30.7%
Other operating expenses(2)	34,936	14.3%	30,171	15.3%
Occupancy and related expenses	18,583	7.6%	16,276	8.3%
General and administrative expenses(2)	31,311	12.4%	31,386	15.4%
Depreciation and amortization expense	21,322	8.4%	16,855	8.3%
Pre-opening costs	3,557	1.4%	2,712	1.3%
Impairment and loss on disposal of assets	722	0.3%	577	0.3%
TOTAL EXPENSES	256,467	101.3%	218,326	107.3%
LOSS FROM OPERATIONS	(3,189)	(1.3)%	(14,935)	(7.3)%
Other income (expense), net	2,837	1.1%	(289)	(0.1)%
Interest expense	(403)	(0.2)%	(355)	(0.2)%
LOSS BEFORE INCOME TAXES	(755)	(0.3)%	(15,579)	(7.7)%
Income tax expense (benefit)	867	0.3%	(4,297)	(2.1)%
NET LOSS	(1,622)	(0.6)%	(11,282)	(5.5)%
Less: Net loss attributable to non-controlling interests	(88)	– %	(1,120)	(0.6)%
NET LOSS ATTRIBUTABLE TO SHAKE SHACK INC.	$ (1,534)	(0.6)%	$ (10,162)	(5.0)%

	March 29, 2023	March 30, 2022
Loss per share of Class A common stock:		
Basic	$ (0.04)	$ (0.26)
Diluted	$ (0.04)	$ (0.26)
Weighted-average shares of Class A common stock outstanding:		
Basic	39,332	39,163
Diluted	39,332	39,163

(1) As a percentage of Shack sales.

(2) The Company has reclassified certain marketing expenses from Other operating expenses to G&A expenses for the thirteen weeks ended March 29, 2023. The prior period has been updated to conform with the current year presentation. The reclassification does not have a material impact on our results.

20

C A S H F L O W S TAT E M E N T S ( U N A U D I T E D ) 21 March 29, March 30, (in thousands) 2023 2022 OPERATING ACTIVITIES Net loss (including amounts attributable to non-controlling interests) (1,622)$ (11,282)$ Adjustments to reconcile net loss to net cash provided by operating activities Depreciation and amortization expense 21,322 16,855 Amortization of debt issuance costs 262 262 Amortization of cloud computing asset 439 332 Non-cash operating lease cost 16,075 13,681 Equity-based compensation 3,802 3,188 Deferred income taxes 1,917 5,719 Non-cash interest expense 58 5 Gain on sale of equity securities (81) — Impairment and loss on disposal of assets 722 577 Unrealized loss on equity securities — 400 Changes in operating assets and liabilities: Accounts receivable 3,354 1,902 Inventories (210) 70 Prepaid expenses and other current assets (1,580) (2,392) Other assets (1,218) (2,111) Accounts payable (5,799) (2,862) Accrued expenses (2,018) (10,369) Accrued wages and related liabilities 1,068 1,394 Other current liabilities (2,389) 5,312 Operating lease liabilities (16,830) (11,726) Other long-term liabilities 2,548 (985) NET CASH PROVIDED BY OPERATING ACTIVITIES 19,820 7,970 INVESTING ACTIVITIES Purchases of property and equipment (34,326) (27,974) Purchases of marketable securities (690) (77) Sales of marketable securities 81,478 — NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES 46,462 (28,051) FINANCING ACTIVITIES Payments on principal of financing leases (807) (747) Distributions paid to non-controlling interest holders (49) (302) Proceeds from stock option exercises 113 84 Employee withholding taxes related to net settled equity awards (2,626) (2,108) NET CASH USED IN FINANCING ACTIVITIES (3,369) (3,073) Effect of exchange rate changes on cash and cash equivalents (4) (1) INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS 62,909 (23,155) CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD 230,521 302,406 CASH AND CASH EQUIVALENTS AT END OF PERIOD 293,430$ 279,251$ Fiscal Quarter Ended

S H A C K - L E V E L O P E R AT I N G P R O F I T D E F I N I T I O N S 22 Shack-Level Operating Profit Shack-level operating profit, a non-GAAP measure, is defined as Shack sales less Shack-level operating expenses, including Food and paper costs, Labor and related expenses, Other operating expenses and Occupancy and related expenses. Shack-level Operating Profit Margin Shack-level operating profit margin, a non-GAAP measure, is defined as Shack sales less Shack-level operating expenses, including Food and paper costs, Labor and related expenses, Other operating expenses and Occupancy and related expenses as a percentage of Shack sales. How This Measure Is Useful When used in conjunction with GAAP financial measures, Shack-level operating profit and Shack-level operating profit margin are supplemental measures of operating performance that the Company believes are useful measures to evaluate the performance and profitability of its Shacks. Additionally, Shack-level operating profit and Shack-level operating profit margin are key metrics used internally by management to develop internal budgets and forecasts, as well as assess the performance of its Shacks relative to budget and against prior periods. It is also used to evaluate employee compensation as it serves as a metric in certain performance-based employee bonus arrangements. The Company believes presentation of Shack-level operating profit and Shack- level operating profit margin provides investors with a supplemental view of its operating performance that can provide meaningful insights to the underlying operating performance of the Shacks, as these measures depict the operating results that are directly impacted by the Shacks and exclude items that may not be indicative of, or are unrelated to, the ongoing operations of the Shacks. It may also assist investors to evaluate the Company's performance relative to peers of various sizes and maturities and provides greater transparency with respect to how management evaluates the business, as well as the financial and operational decision- making. Limitations of the Usefulness of this Measure Shack-level operating profit and Shack-level operating profit margin may differ from similarly titled measures used by other companies due to different methods of calculation. Presentation of Shack-level operating profit and Shack-level operating profit margin is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Shack-level operating profit excludes certain costs, such as General and administrative expenses and Pre-opening costs, which are considered normal, recurring cash operating expenses and are essential to support the operation and development of the Company's Shacks. Therefore, this measure may not provide a complete understanding of the Company's operating results as a whole and Shack-level operating profit and Shack-level operating profit margin should be reviewed in conjunction with the Company’s GAAP financial results. A reconciliation of Shack-level operating profit to operating income (loss), the most directly comparable GAAP financial measure, is set forth on next slide.

SHACK-LEVEL OPERATING PROFIT

(dollar amounts in thousands)	Fiscal Quarter Ended March 29, 2023	March 30, 2022
Loss from operations	$ (3,189)	$ (14,935)
Less:		
Licensing revenue	9,024	6,600
Add:		
General and administrative expenses[1]	31,311	31,386
Depreciation and amortization expense	21,322	16,855
Pre-opening costs	3,557	2,712
Impairment and loss on disposal of assets	722	577
Shack-level operating profit	$ 44,699	$ 29,995
Total revenue	253,278	203,391
Less: Licensing revenue	9,024	6,600
Shack sales	$ 244,254	$ 196,791
Shack-level operating profit margin[2,3]	18.3%	15.2%

(1) The Company has elected to reclassify certain marketing expenses from Other operating expenses to General and administrative expenses in the accompanying Condensed Consolidated Financial Statements for prior periods to be comparable with the classification for the thirteen weeks ended March 29, 2023.

(2) For the thirteen weeks ended March 30, 2022, Shack-level operating profit margin includes a $1,281 cumulative catch-up adjustment for gift card breakage income, recognized in Shack sales.

(3) As a percentage of Shack sales.

23

EBITDA and Adjusted EBITDA EBITDA, a non-GAAP measure, is defined as Net income (loss) before interest expense (net of interest income), Income tax expense (benefit) and Depreciation and amortization expense. Adjusted EBITDA, a non-GAAP measure, is defined as EBITDA (as defined above) excluding equity-based compensation expense, Impairment and loss on the disposal of assets, amortization of cloud-based software implementation costs, as well as certain non-recurring items that the Company does not believe directly reflect its core operations and may not be indicative of the Company's recurring business operations. During the thirteen weeks ended March 29, 2023, the Company revised its definition of Adjusted EBITDA to exclude deferred lease costs and executive transition costs as adjustments to the measure. The Company believes excluding both of these items improves the usefulness of Adjusted EBITDA as these items are characteristic of the Company’s ongoing operations and such presentation is consistent with other companies in the restaurant industry. Previously reported periods have been revised to conform to the current period presentation. How These Measures Are Useful When used in conjunction with GAAP financial measures, EBITDA and adjusted EBITDA are supplemental measures of operating performance that the Company believes are useful measures to facilitate comparisons to historical performance and competitors' operating results. Adjusted EBITDA is a key metric used internally by management to develop internal budgets and forecasts and also serves as a metric in its performance-based equity incentive programs and certain bonus arrangements. The Company believes presentation of EBITDA and adjusted EBITDA provides investors with a supplemental view of the Company's operating performance that facilitates analysis and comparisons of its ongoing business operations because they exclude items that may not be indicative of the Company's ongoing operating performance. Limitations of the Usefulness of These Measures EBITDA and adjusted EBITDA may differ from similarly titled measures used by other companies due to different methods of calculation. Presentation of EBITDA and adjusted EBITDA is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. EBITDA and adjusted EBITDA exclude certain normal recurring expenses. Therefore, these measures may not provide a complete understanding of the Company's performance and should be reviewed in conjunction with the GAAP financial measures. A reconciliation of EBITDA and adjusted EBITDA to Net income (loss), the most directly comparable GAAP measure, is set forth on next slide. A DJ U S T E D E B I T D A D E F I N I T I O N S 24

A DJ U S T E D E B I T D A 25 (dollar amounts in thousands) March 29, 2023 March 30, 2022 Net loss (1,622)$ (11,282)$ Depreciation and amortization expense 21,322 16,855 Interest expense, net 403 355 Income tax expense (benefit) 867 (4,297) EBITDA 20,970 1,631 Equity-based compensation 3,802 3,188 Amortization of cloud-based software implementation costs 439 332 Impairment and loss on disposal of assets 722 577 Legal settlements 1,004 6,000 Gift card breakage cumulative catch-up adjustment - (1,281) Other(1) 628 - Adjusted EBITDA 27,565$ 10,447$ Adjusted EBITDA margin(2) 10.9% 5.1% _______________ (1) Related to professional fees for a non-recurring matter. (2) Calculated as a percentage of Total revenue, which was $253.3 million and $203.4 million for the thirteen weeks ended March 29, 2023 and March 30, 2022, respectively. Fiscal Quarter Ended

Adjusted Pro Forma Net Income (Loss) and Adjusted Pro Forma Earnings (Loss) Per Fully Exchanged and Diluted Share Adjusted pro forma net loss represents Net loss attributable to Shake Shack Inc. assuming the full exchange of all outstanding SSE Holdings, LLC membership interests ("LLC Interests") for shares of Class A common stock, adjusted for certain non-recurring items that the Company does not believe are directly related to its core operations and may not be indicative of recurring business operations. Adjusted pro forma loss per fully exchanged and diluted share is calculated by dividing adjusted pro forma net loss by the weighted-average shares of Class A common stock outstanding, assuming the full exchange of all outstanding LLC Interests, after giving effect to the dilutive effect of outstanding equity-based awards. During the thirteen weeks ended March 29, 2023, the Company revised its definition of Adjusted Pro Forma Net Income to exclude executive transition costs as an adjustment to the measure. Previously reported periods have been revised to conform to the current period presentation. See "EBITDA and Adjusted EBITDA" above for additional information. How These Measures Are Useful When used in conjunction with GAAP financial measures, adjusted pro forma net income (loss) and adjusted pro forma earnings (loss) per fully exchanged and diluted share are supplemental measures of operating performance that the Company believes are useful measures to evaluate performance period over period and relative to its competitors. By assuming the full exchange of all outstanding LLC Interests, the Company believes these measures facilitate comparisons with other companies that have different organizational and tax structures, as well as comparisons period over period because it eliminates the effect of any changes in Net income (loss) attributable to Shake Shack Inc. driven by increases in its ownership of SSE Holdings, which are unrelated to the Company's operating performance, and excludes items that are non-recurring or may not be indicative of ongoing operating performance. Limitations of the Usefulness of These Measures Adjusted pro forma net income (loss) and adjusted pro forma earnings (loss) per fully exchanged and diluted share may differ from similarly titled measures used by other companies due to different methods of calculation. Presentation of adjusted pro forma net income (loss) and adjusted pro forma earnings (loss) per fully exchanged and diluted share should not be considered alternatives to Net income (loss) and earnings (loss) per share, as determined under GAAP. While these measures are useful in evaluating the Company's performance, it does not account for the earnings attributable to the non-controlling interest holders and therefore does not provide a complete understanding of the Net income (loss) attributable to Shake Shack Inc. Adjusted pro forma net income (loss) and adjusted pro forma earnings (loss) per fully exchanged and diluted share should be evaluated in conjunction with GAAP financial results. A DJ U S T E D P R O F O R M A N E T I N C O M E ( L O S S ) A N D I N C O M E ( L O S S ) P E R S H A R E D E F I N I T I O N S 26

ADJUSTED PRO FORMA NET INCOME (LOSS) AND INCOME (LOSS) PER SHARE

(in thousands, except per share amounts)		Fiscal Quarter Ended March 29, 2023		Fiscal Quarter Ended March 30, 2022
Numerator:				
Net loss attributable to Shake Shack Inc.	$	(1,534)	$	(10,162)
Adjustments:				
Reallocation of Net loss attributable to non-controlling interests from the assumed exchange of LLC Interests[1]		(88)		(1,120)
Legal settlements		1,004		6,000
Gift card breakage cumulative catch-up adjustment		-		(1,281)
Other[2]		628		-
Tax impact of above adjustments[3]		(300)		(1,595)
Adjusted pro forma net loss	$	(290)	$	(8,158)
Denominator:				
Weighted-average shares of Class A common stock outstanding—diluted		39,332		39,163
Adjustments:				
Assumed exchange of LLC Interests for shares of Class A common stock[1]		2,852		2,920
Adjusted pro forma fully exchanged weighted-average shares of Class A common stock outstanding—diluted		42,184		42,083
Adjusted pro forma loss per fully exchanged share—diluted	$	(0.01)	$	(0.19)

		Fiscal Quarter Ended March 29, 2023		Fiscal Quarter Ended March 30, 2022
Loss per share of Class A common stock—diluted	$	(0.04)	$	(0.26)
Assumed exchange of LLC Interests for shares of Class A common stock[1]		-		(0.01)
Non-GAAP adjustments[4]		0.03		0.08
Adjusted pro forma loss per fully exchanged share—diluted	$	(0.01)	$	(0.19)

(1) Assumes the exchange of all outstanding LLC Interests for shares of Class A common stock, resulting in the elimination of the non-controlling interest and recognition of the net loss attributable to non-controlling interests.

(2) Related to professional fees for a non-recurring matter.

(3) Represents the tax effect of the aforementioned adjustments and pro forma adjustments to reflect corporate income taxes at assumed effective tax rates of 133.1% and 24.9% for the thirteen weeks ended March 29, 2023, and March 30, 2022 respectively. Amounts include provisions for U.S. federal income taxes, certain LLC entity-level taxes and foreign withholding taxes, assuming the highest statutory rates apportioned to each applicable state, local and foreign jurisdiction.

(4) Represents the per share impact of non-GAAP adjustments for each period. Refer to the reconciliation of Adjusted Pro Forma Net Loss above, for additional information.

27

Adjusted Pro Forma Effective Tax Rate Adjusted pro forma effective tax rate represents the effective tax rate assuming the full exchange of all outstanding SSE Holdings, LLC membership interests ("LLC Interests") for shares of Class A common stock, adjusted for certain non-recurring items that the Company does not believe are directly related to its core operations and may not be indicative of its recurring business operations. How This Measure Is Useful When used in conjunction with GAAP financial measures, adjusted pro forma effective tax rate is a supplemental measure of operating performance that the Company believes is useful to evaluate its performance period over period and relative to its competitors. By assuming the full exchange of all outstanding LLC Interests, the Company believes this measure facilitates comparisons with other companies that have different organizational and tax structures, as well as comparisons period over period because it eliminates the effect of any changes in effective tax rate driven by increases in its ownership of SSE Holdings, which are unrelated to the Company's operating performance, and excludes items that are non-recurring or may not be indicative of ongoing operating performance. Limitations of the Usefulness of this Measure Adjusted pro forma effective tax rate may differ from similarly titled measures used by other companies due to different methods of calculation. Presentation of adjusted pro forma effective tax rate should not be considered an alternative to effective tax rate, as determined under GAAP. While this measure is useful in evaluating the Company's performance, it does not account for the effective tax rate attributable to the non-controlling interest holders and therefore does not provide a complete understanding of effective tax rate. Adjusted pro forma effective tax rate should be evaluated in conjunction with GAAP financial results. A reconciliation of adjusted pro forma effective tax rate, the most directly comparable GAAP measure, is set forth on next slide. A DJ U S T E D P R O F O R M A E F F E C T I V E TA X R AT E D E F I N I T I O N S 28

2023 ADJUSTED PRO FORMA EFFECTIVE TAX RATE

(dollar amounts in thousands)	Fiscal Quarter Ended March 29, 2023 Income Tax Expense (Benefit)	Income (Loss) Before Income Taxes	Effective Tax Rate
As reported	$ 867	$ (755)	-114.8%
Non-GAAP adjustments (before tax):			
Legal settlement	-	1,004	-
Professional Fees for a non-recurring matter	-	628	-
Tax effect of non-GAAP adjustments and assumed exchange of outstanding LLC Interests	300	-	-
Adjusted pro forma	$ 1,167	$ 877	133.1%
Less:			
Net tax impact from stock-based compensation	(1,016)	-	-
Adjusted pro forma (excluding windfall tax benefits)	$ 151	$ 877	17.2%

2022 ADJUSTED PRO FORMA EFFECTIVE TAX RATE

(dollar amounts in thousands)	Fiscal Quarter Ended March 30, 2022 Income Tax Expense (Benefit)	Income (Loss) Before Income Taxes	Effective Tax Rate
As reported	$ (4,297)	$ (15,579)	27.6%
Non-GAAP adjustments (before tax):			
Legal settlement	-	6,000	-
Gift Card Adjustment	-	(1,281)	-
Tax effect of non-GAAP adjustments and assumed exchange of outstanding LLC Interests	1,595	-	-
Adjusted pro forma	$ (2,702)	$ (10,860)	24.9%
Less:			
Windfall tax benefits from stock-based compensation	(419)	-	-
Adjusted pro forma (excluding windfall tax benefits)	$ (3,121)	$ (10,860)	28.7%

29

INVESTOR CONTACT Melissa Calandruccio, ICR Michelle Michalski, ICR (844) Shack-04 (844-742-2504) investor@shakeshack.com MEDIA CONTACT Meg Davis, Shake Shack mcastranova@shakeshack.com CONTACT INFORMATION